BLACK HILLS CORPORATION ANNOUNCES NEW POWER PLANT PROJECT AND AGREEMENT TO PROVIDE POWER TO PUBLIC SERVICE COMPANY OF NEW MEXICO

RAPID CITY, SD—April 23, 2007—Black Hills Corporation (NYSE: BKH) announced today the signing of a power purchase agreement to provide electric power to Public Service Company of New Mexico, a regulated electric and natural gas utility subsidiary of PNM Resources (NYSE: PNM).

Under the terms of the agreement, the Company will provide the capacity and energy of a 149 megawatt, simple-cycle gas turbine generation facility to be located near Albuquerque, New Mexico. The project is expected to cost approximately $101 million, and has a commercial operation in-service date of June 1, 2008. The agreement is a customary tolling arrangement, where the Company receives variable and fixed fees for the plant’s availability and operation, and Public Service Company of New Mexico will be responsible for providing fuel for the operation. The duration of the power purchase agreement is 20 years. The agreement also allows Public Service Company of New Mexico the option to acquire an equity interest of up to 50 percent in the project.

David R. Emery, Chairman, President and CEO of Black Hills Corporation, said, “This independent power project is an excellent strategic fit for us. Importantly, we have secured a long-term tolling arrangement that assures strong cash flows from a load-serving utility. Adding a power plant expands our presence in New Mexico, where we already have extensive wholesale energy operations. We look forward to serving PNM and its customers.”

The Company’s non-regulated wholesale power generation subsidiary, Black Hills Generation, is responsible for the construction and operation of this facility, which will be called the Valencia Power Plant.

ABOUT BLACK HILLS CORPORATION

Black Hills Corporation is an integrated energy company. Our retail businesses are Black Hills Power,

an electric utility serving western South Dakota, northeastern Wyoming and southeastern Montana; and Cheyenne Light, Fuel & Power, an electric and gas distribution utility serving the Cheyenne, Wyoming vicinity. Black Hills Energy, the wholesale energy business unit, generates electricity, produces natural gas, oil and coal, and markets energy. More information is available at our Internet website: www.blackhillscorp.com.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This news release includes “forward-looking statements” as defined by the Securities and Exchange Commission, or SEC. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These forward-looking statements are based on assumptions which we believe are reasonable based on current expectations and projections about future events and industry conditions and trends affecting our business. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that, among other things, could cause actual results to differ materially from those contained in the forward-looking statements, including the risk factors described in Item 1A of Part I of our 2006 Annual Report on Form 10-K filed with the SEC, and the following:

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The permitting, construction, startup and operation of power generating facilities may involve unanticipated charges or delays that could negatively impact the Company’s business and its results of operations;

•	Our ability to successfully integrate and profitably operate this project;
•	The timing and extent of scheduled and unscheduled outages of power generation facilities;
•	Changes in state laws or regulations that could cause us to curtail our independent power production;
•	Changes in or compliance with laws and regulations, particularly those relating to taxation, safety and protection of the environment;
•	The cost and effects on our business, including insurance, resulting from terrorist actions and natural disasters or responses to such actions and events;
•	Our ability to successfully maintain or improve our corporate credit rating;
•	Capital market conditions, which may affect our ability to raise capital on favorable terms;
•	The creditworthiness of counterparties to trading and other transactions, and defaults on amounts due from counterparties;

•	The effect of accounting policies issued periodically by accounting standard-setting bodies;
•	Changes in business and financial reporting practices arising from the enactment of The Energy Policy Act of 2005;

•	General economic and political conditions, including tax rates or policies and inflation rates; and
•	Other factors discussed from time to time in our other filings with the SEC.

New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise.

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